Exhibit 10.1

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the ICZOOM GROUP INC. Amended and Restated 2015 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s Shareholders. The original version of this Plan (the “Prior Plan”) initially became effective upon its approval by the Company’s Shareholders on October 5, 2015 (the “Initial Effective Date”). This Plan has been approved by the Board and shall become effective upon approval by the Shareholders of the Company on Oct. 26, 2020 (the “Effective Date”) and replaces the Prior Plan in its entirety. Awards outstanding under the Prior Plan as of the Effective Date remained outstanding in accordance with their terms.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board. All references in the Plan to the “Plan Administrator” shall be, as applicable, to the Board or any committee to whom the Board has delegated authority to administer the Plan.

3.2	Administration and Interpretation by Plan Administrator

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Plan Administrator shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of Class A Ordinary Shares to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Class A Ordinary Shares or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(b) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(c) Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any Shareholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, a maximum of 12,500,000 Class A Ordinary Shares shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2	Share Usage

(a) Class A Ordinary Shares covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant or a Participant’s representative. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares there under or if Class A Ordinary Shares are issued under the Plan to a Participant and thereafter are forfeited to or otherwise repurchased by the Company, the shares subject to such Awards and the forfeited or repurchased shares shall again be available for issuance under the Plan. Any Class A Ordinary Shares (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued, shall be available for Awards under the Plan. The number of Class A Ordinary Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Class A Ordinary Shares or credited as additional Class A Ordinary Shares subject or paid with respect to an Award.

(b) The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding any other provisions in this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Share Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions

Participants may, if the Plan Administrator so determines, be credited with dividends or dividend equivalents paid with respect to Class A Ordinary Shares underlying an Award in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Class A Ordinary Shares, Restricted Share or Share Units.

Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Share Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Share Appreciation Right, and must comply with or qualify for an exemption under Section 409A.

Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Share must (a) be paid at the same time they are paid to other Shareholders and (b) comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1	Grant of Options

The Plan Administrator may grant Options designated as Incentive Share Options or Nonqualified Share Options.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Par Value of the Class A Ordinary Shares on the Grant Date.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be ten years from the Grant Date. For Incentive Share Options, the Option Term shall be as specified in Section 8.4.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	1/4th
After 2 years After 3 years	An additional 1/4th An additional 1/4th
After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed Share Option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a)	cash;

(b)	check or wire transfer;

(c)	such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including directors and executive officers) in acquiring Class A Ordinary Shares pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion and to the extent permitted by applicable law, may authorize, either at the Grant Date or at any time before the acquisition of Class A Ordinary Shares pursuant to the Option, (i) the payment by a Participant of the purchase price of the Class A Ordinary Shares by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid adverse accounting charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6	Effect of Termination of Service

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b)	Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i)	if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is two months after such Termination of Service;

(ii)	if the Participant’s Termination of Service occurs by reason of Retirement or Disability, the date that is six months after such Termination of Service;

(iii)	if the Participant’s Termination of Service occurs by death, the date that is one year after such Termination of Service; and

(iv)	the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE SHARE OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan to the contrary, the terms and conditions of any Incentive Share Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Class A Ordinary Shares with respect to which a Participant’s Incentive Share Options become exercisable for the first time during any calendar year (under the Plan and all other Share Option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Share Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Share Options.

8.3	Exercise Price

Incentive Share Options shall be granted with an exercise price per share not less than 100% of the Par Value of the Class A Ordinary Shares on the Grant Date.

8.4	Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Share Option shall not exceed ten years, and in the case of an Incentive Share Option granted to a Ten Percent Shareholder, shall not exceed five years.

8.5	Exercisability

An Option designated as an Incentive Share Option shall cease to qualify for favorable tax treatment as an Incentive Share Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s termination of employment if termination was by reason of disability, or (c) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6	Taxation of Incentive Share Options

In order to obtain certain tax benefits afforded to Incentive Share Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Share Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Share Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Share Option prior to the expiration of such holding periods.

8.7	Code Definitions

For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.8	Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Share Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. SHARE APPRECIATION RIGHTS

9.1	Grant of Share Appreciation Rights

The Plan Administrator may grant Share Appreciation Rights (SAR) to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Class A Ordinary Shares on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

9.3	Waiver of Restrictions

The Plan Administrator, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10. SHARE AWARDS, RESTRICTED SHARE AND SHARE UNITS

10.1	Grant of Share Awards, Restricted Share and Share Units

The Plan Administrator may grant Share Awards, Restricted Share and Share Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Share and Share Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Share or Share Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Share or Share Units, as determined by the Plan Administrator (a) the shares of Restricted Share covered by each Award of Restricted Share shall become freely transferable by the Participant subject to the terms and conditions of the Plan, the instrument evidencing the Award, and applicable securities laws, and (b) Share Units shall be paid in Class A Ordinary Shares or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and Class A Ordinary Shares. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions

The Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Share or Share Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any Class A Ordinary Shares or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of Class A Ordinary Shares that would otherwise be issued to the Participant (or become vested, in the case of Restricted Share) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of Class A Ordinary Shares the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 12. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

SECTION 13. ADJUSTMENTS

13.1	Adjustment of Shares

In the event, at any time or from time to time, a Share dividend, Share split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to Shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding Class A Ordinary Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of Class A Ordinary Shares, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Share Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of Share of any class, or securities convertible into shares of Share of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control shall not be governed by this Section 13.1 but shall be governed by Sections 13.2 and 13.3, respectively.

13.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the commencement of the dissolution or liquidation.

13.3	Change of Control

(a) Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator determines otherwise with respect to a particular Award in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change of Control, if and to the extent an outstanding Award is not converted, assumed, substituted for or replaced by the Successor Company, then effective immediately prior to the Change of Control such Award shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, and then terminate upon effectiveness of the Change of Control. If and to the extent the Successor Company converts, assumes or replaces an outstanding Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

(b) For the purposes of Section 13.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Change of Control the Award confers the right to purchase or receive, for each Class A Ordinary Share subject to the Award immediately prior to the Change of Control, the consideration (whether Share, cash or other securities or property) received in the Change of Control by holders of Class A Ordinary Shares for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely Class A Ordinary Shares of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each Class A Ordinary Share subject thereto, to be solely Class A Ordinary Shares of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Class A Ordinary Shares in the Change of Control. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator, and its determination shall be conclusive and binding.

(c) Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may instead provide in the event of a Change of Control that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Change of Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Acquisition Price multiplied by the number of Class A Ordinary Shares subject to such outstanding Awards (either to the extent then vested and exercisable, or subject to restrictions and/or forfeiture provisions, or whether or not then vested and exercisable, or subject to restrictions and/or forfeiture provisions, as determined by the Plan Administrator in its sole discretion) exceeds (ii) if applicable, the respective aggregate exercise, grant or purchase price payable with respect to Class A Ordinary Shares subject to such Awards.

(d) For the avoidance of doubt, nothing in this Section 14.3 requires all Awards to be treated similarly.

13.4	Further Adjustment of Awards

Subject to Sections 13.2 and 13.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

13.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

13.7	Section 409A

Subject to Section 17.5, but notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 13 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 13 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 14. FIRST REFUSAL AND REPURCHASE RIGHTS; VOTING RESTRICTIONS

14.1	First Refusal Rights

Until the date on which the initial registration of the Class A Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any Class A Ordinary Shares issued pursuant to an Award. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the Share purchase agreement evidencing the purchase of the shares or, if applicable, in a shareholders agreement or other similar agreement.

14.2	Repurchase Rights for Vested Shares

Until the date on which the initial registration of the Class A Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act first becomes effective, upon a Participant’s Termination of Service, all vested Class A Ordinary Shares issued pursuant to an Award (whether issued before or after such Termination of Service) shall be subject to repurchase by the Company, at the Company’s sole discretion, at the Fair Market Value of such shares on the date of such repurchase. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the Share purchase agreement evidencing the purchase of the shares.

14.3	Other Rights and Voting Restrictions

Until the date on which the initial registration of the Class A Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Plan Administrator may require a Participant, as a condition to receiving shares under the Plan, to become a party to a Share purchase agreement and/or a shareholders agreement or other similar agreement, in the form designated by the Plan Administrator, pursuant to which Participant grants to the Company and/or its other shareholders certain rights, including but not limited to co-sale rights, and agrees to certain voting restrictions with respect to the Shares acquired by Participant under the Plan.

14.4	General

The Company’s rights under this Section 14 are assignable by the Company at any time.

SECTION 15. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711, or any successor rules). The limitations of this Section 15 shall in all events terminate two years after the effective date of the Company’s initial public offering.

In the event of any Share split, Share dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Class A Ordinary Shares effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the shares issued under the Plan shall be immediately subject to the provisions of this Section 15, to the same extent the shares issued under the Plan are at such time covered by such provisions.

In order to enforce the limitations of this Section 15, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable standoff period.

SECTION 16. AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or Share exchange rule, Shareholder approval shall be required for any amendment to the Plan. Subject to Section 16.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

16.2	Term of the Plan

The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Share Options may be granted more than ten years after the later of (a) the Initial Effective Date and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

16.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Share Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Share Option to fail to continue to qualify as an Incentive Share Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 13 shall not be subject to these restrictions.

Subject to Section 17.5, but notwithstanding any other provision of the Plan to the contrary, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable law, rule or regulation.

SECTION 17. GENERAL

17.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2	Issuance of Shares

Notwithstanding any other provision of the Plan to the contrary, the Company shall have no obligation to issue or deliver any Class A Ordinary Shares under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Class A Ordinary Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Class A Ordinary Shares pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official Share books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on Share certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of Share certificates to reflect the issuance of Class A Ordinary Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Share exchange.

17.3	Indemnification

Each person who is or shall have been a member of the Board or a committee appointed by the Board in accordance with Section 3.1 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4	No Rights as a Shareholder

Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Share Award, shall entitle the Participant to any cash dividend, voting or other right of a Shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5	Compliance with Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Share Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive Share Option” within the meaning of Section 422 of the Code.

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to Share Options, Share appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Plan Administrator makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A.

In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

17.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Plan Administrator may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

17.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Class A Ordinary Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10	Choice of Law and Venue

Any dispute, difference or claim arising out of or in connection with this contract, shall be referred to and determined by arbitration in Hong Kong using the law of the United States or California to the extent not governed by the law of the United States as the governing law. The Domestic Arbitration Rules of Hong Kong International Arbitration Centre shall apply to the arbitration proceedings. The place of arbitration shall be in Hong Kong. There shall be only one arbitrator. The language of the arbitration shall be English/Chinese.

17.11	Legal Requirements

The granting of Awards and the issuance of Class A Ordinary Shares under the Plan are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.12	California Appendix Provisions

To the extent required by applicable law, Participants who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix B to the Plan until such time as the Class A Ordinary Shares becomes a “listed” security under the Securities Act.

SECTION 18. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the Shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Share Options granted under the Plan will be treated as Nonqualified Share Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable or deemed receivable upon a Change of Control in respect of a Class A Ordinary Share, as determined by the Plan Administrator in its sole discretion.

“Award” means any Option, Share Appreciation Right, Share Award, Restricted Share, Share Unit or cash-based award or other incentive payable in cash or in Class A Ordinary Shares, as may be designated by the Plan Administrator from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding.

“Change of Control,” unless the Plan Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)	a merger or consolidation of the Company with or into any other company or other entity;

(b)	a sale, in one transaction or a series of transactions undertaken with a common purpose, of at least 50% of the Company’s outstanding voting securities; or

(c)	a sale, lease, exchange or other transfer, in one transaction or a series of related transactions, undertaken with a common purpose of at least 50%of the Company’s assets.

Notwithstanding the foregoing, a Change of Control shall not include (i) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation;(ii) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (iii) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company; or (iv) any transaction that the Board determines is not a Change in Control for purposes of the Plan.

Where a series of transactions undertaken with a common purpose is deemed to be a Change of Control, the date of such Change of Control shall be the date on which the last of such transactions is consummated.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Class A Ordinary Shares” means the Class A Ordinary Shares of US $0.08 par value each of the Company.

“Company” means Horizon Business Intelligence Co. Limited

“Disability,” unless otherwise defined by the Plan Administrator for purposes of the Plan or in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Class A Ordinary Shares as established in good faith by the Plan Administrator or, if the Class A Ordinary Shares are publicly traded, the closing price for the Class A Ordinary Shares on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Class A Ordinary Shares were traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Share Option” means an Option granted with the intention that it qualify as an “incentive Share Option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Share Option” means an Option other than an Incentive Share Option.

“Option” means a right to purchase Class A Ordinary Shares granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Option Term” means the maximum term of an Option as set forth in Section 7.3.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the ICZOOM Group Inc. Amended and Restated 2015 Equity Incentive Plan.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

“Restricted Share” means an Award of Class A Ordinary Shares granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Plan Administrator or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Share Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of Class A Ordinary Shares over the grant price.

“Share Award” means an Award of Class A Ordinary Shares granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

“Share Unit” means an Award denominated in units of Class A Ordinary Shares granted under Section 10.

“Substitute Awards” means Awards granted or Class A Ordinary Shares issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change of Control.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Board, whose determination shall be conclusive and binding.

Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

APPENDIX B

TO ICZOOM GROUP. INC. PLAN

Amended and Restated 2015 Equity Incentive PLAN

(For California Residents Only)

This Appendix to the ICZOOM GROUP INC. Amended and Restated 2015 Equity Incentive Plan (the “Plan”) shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any other provision of the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the Class A Ordinary Shares becomes a “listed security” under the Securities Act:

1. Options shall have a term of not more than ten years from the Grant Date.

2. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit transfer of an Award to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act.

3. Unless employment or services are terminated for Cause, the right to exercise an Option in the event of Termination of Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of Termination of Service, shall be

(a) at least six months from the date of a Participant’s Termination of Service if termination was caused by death or Disability; and

(b) at least 30 days from the date of a Participant’s Termination of Service if termination of employment was caused by other than death or Disability;

(c) but in no event later than the Option Expiration Date.

4. No Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the Shareholders.

5. Shareholders of the Company must approve the Plan by the later of (a) within 12 months before or after the Plan is adopted by the Board and (b) (i) with respect to Options, prior to or within 12 months of the grant of an Option under the Plan to a resident of the State of California, and (ii) with respect to Awards other than Options, prior to the issuance of such Award to a resident of the State of California. Any Option exercised by a California resident or shares issued under an Award to a California resident shall be rescinded if Shareholder approval is not obtained in the foregoing manner. Shares subject to such Awards shall not be counted in determining whether such approval is obtained.

6. To the extent required by applicable law, the Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan. Such financial statements need not be audited and need not be issued to key persons whose duties at the Company assure them access to equivalent information.

B-1

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Shareholder Approval
Oct 5, 2015	Initial Plan Adoption		Oct. 5, 2015

Board approval on Oct. 26, 2020	Amended and restated in connection with the change of the Company’s name	Change all references to the Company’s former name from ICZOOM GROUP INC. to ICZOOM Group Inc.

B-2

AMENDMENT

TO

ICZOOM GROUP INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

This Amendment (“Amendment”), dated as of August 8, 2022, is made by ICZOOM Group Inc. (the “Company”) to the Amended and Restated 2015 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company maintains the Plan to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s Shareholders;

WHEREAS, pursuant to Section 16.1 of the Plan, the Board may amend any provision of the Plan at any time (subject to requirements under applicable laws, regulation or share exchange rule); and

WHEREAS, the Company desires to amend the Plan in connection with a share consolidation of the Company effectuated on August 8, 2022. All terms defined in the Plan and used in this Amendment shall have the same meaning in this Amendment as in the Plan.

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.	Section 4.1 of the Plan is amended to read as follows:

“Subject to adjustment from time to time as provided in Section 14.1, a maximum of 6,250,000 Class A Ordinary Shares shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

2.	In Appendix A of Definition, the definition of the following term is amended to read as follows:

“Class A Ordinary Shares” means the Class A Ordinary Shares of US $0.16 par value each of the Company.

3.	Incorporation. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.	Ratification. All other provisions of the Plan remain unchanged and are hereby ratified by the Company.

[intentionally left blank]

[signature page follows]

IN WITNESS WHEREOF, the Company hereto has executed this Amendment as of the day and year first set forth above.

ICZOOM Group Inc.

By:	/s/ Lei Xia
Name:	Lei Xia
Title:	Chief Executive Officer

[signature page to Amendment to Plan]